Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions Financial Highlights in the Prospectus and Counsel and Independent Registered Public Accounting Firm in the Statement of Additional Information, each dated February 1, 2026, and each included in this Post-Effective Amendment No. 2,923 to the Registration Statement (Form N-1A, File No. 333-123257 of VanEck ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated November 21, 2025, with respect to the financial highlights of VanEck Environmental Services ETF, our report dated November 22, 2023, with respect to the financial highlights of VanEck Semiconductor ETF, our reports dated November 19, 2021, with respect to the financial highlights of VanEck Biotech ETF, VanEck Digital Transformation ETF, VanEck Durable High Dividend ETF, VanEck Energy Income ETF, VanEck Gaming ETF, VanEck Long/Flat Trend ETF, VanEck Morningstar Global Wide Moat ETF, VanEck Morningstar International Moat ETF, VanEck Morningstar Wide Moat ETF, VanEck Pharmaceutical ETF, VanEck Real Assets ETF, VanEck Retail ETF, VanEck Social Sentiment ETF and VanEck Video Gaming and eSports ETF (sixteen of the series constituting VanEck ETF Trust) included in their Annual Reports (Form N-CSR) for the year ended September 30, 2021, our reports dated June 23, 2022, with respect to the financial highlights of VanEck BDC Income ETF, VanEck China Bond ETF, VanEck International High Yield Bond ETF, VanEck J.P. Morgan EM Local Currency Bond ETF, VanEck Mortgage REIT Income ETF, VanEck Preferred Securities ex Financials ETF, VanEck CEF Muni Income ETF, VanEck Emerging Markets High Yield Bond ETF, VanEck Fallen Angel High Yield Bond ETF, VanEck Green Bond ETF, VanEck High Yield Muni ETF, VanEck Intermediate Muni ETF, VanEck IG Floating Rate ETF, VanEck Long Muni ETF, VanEck Short Muni ETF, VanEck Short High Yield Muni ETF, VanEck Moody's Analytics BBB Corporate Bond ETF and VanEck Moody's Analytics IG Corporate Bond ETF (eighteen of the series constituting VanEck ETF Trust), included in their Annual Reports to Shareholders (Form N-CSR) for the fiscal year ended April 30, 2022, our reports dated February 28, 2022, with respect to the financial highlights of VanEck Africa Index ETF, VanEck Brazil Small-Cap ETF, VanEck ChiNext ETF, VanEck Indonesia Index ETF, VanEck Israel ETF, VanEck Russia ETF, VanEck Russia Small-Cap ETF, VanEck Vietnam ETF, VanEck Agribusiness ETF, VanEck Gold Miners ETF, VanEck Green Metals ETF, VanEck Junior Gold Miners ETF, VanEck Low Carbon Energy ETF, VanEck Natural Resources ETF, VanEck Oil Refiners ETF, VanEck Oil Services ETF, VanEck Rare Earth and Strategic Metals ETF, VanEck Steel ETF, VanEck Uranium and Nuclear Energy ETF (nineteen of the series constituting VanEck ETF Trust) included in their Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2021 and our report dated March 10, 2022 with respect to the financial highlights of VanEck India Growth Leaders ETF (one of the series constituting VanEck ETF Trust) included in its Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
January 26, 2026